EXHIBIT 2.5

Officers’ Certificate establishing the terms of TGS’ 6.750% Notes Due 2025.

TRANSPORTADORA DE GAS DEL SUR S.A.

Officer’s Certificate

The undersigned officer of Transportadora de Gas del Sur S.A., a sociedad anónima organized under the laws of the Republic of Argentina (the “Company”), hereby certifies pursuant to Section 3.1 of the Indenture (the “Indenture”), dated as of May 2, 2018, by and among the Company, Delaware Trust Company, as trustee (the “Trustee”), co-registrar, principal paying agent (the “Principal Paying Agent”) and transfer agent, and Banco Santander Rio S.A., as registrar, paying agent, transfer agent and Trustee’s representative in Argentina, that there is hereby established a single series of Notes (as that term is defined in the Indenture), the terms of which shall be as follows and as further set forth in the attached forms of Notes:

6.750% Senior Notes Due 2025

1.	Title. The designation of the first series of Notes shall be the 6.750% Senior Notes Due 2025 (the “Notes”).

2.	Principal Amount. The aggregate principal amount of the Notes shall be US$500,000,000.

3.
Persons Entitled to Interest Payments. Subject to the provisions of Section 3.8 of the Indenture, interest will be payable to the Person in whose name a Note (or any Note) is registered at the close of business on the Regular Record Date (as defined below) for such interest.

4.	Stated Maturity Date. May 2, 2025.

5.
Interest Rates and Interest Payment Dates.  The Notes shall bear interest at the rate of 6.750% per annum (the “Interest Rate”). The Notes will bear interest on the outstanding unpaid principal amount thereof at the Interest Rate from the date hereof or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal amount of the Notes has been paid or duly provided for. Interest on the Notes shall be paid semi-annually in arrears on May 2 and November 2 of each year (each, an “Interest Payment Date”), commencing November 2, 2018.  The “Regular Record Date” for interest payable with respect to the Notes on an Interest Payment Date shall be the April 17 and October 17 (whether or not such date is a Business Day), as the case may be, next preceding such Interest Payment Date.

6.
Place of Payment.  The principal of, and any premium and interest on, the Notes shall be payable at the offices or agencies of the Company maintained for that purpose in the Borough of Manhattan, The City of New York, United States and in Buenos Aires, Argentina.

7.
Optional Redemption Price.  (a) Subject to and in accordance with the provisions of Section 11.3(1) of the Indenture, at any time and from time to time prior to May 2, 2022, the Notes shall be redeemable, at the option of the Company, in whole or in part, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) the present value to be calculated by an Independent Investment Banker at the date of redemption (the “Redemption Date”) of (i) the redemption price of such Notes at May 2, 2022 (such redemption price being set forth in the table under clause (2) below) plus, (ii) all required interest payments thereon through May 2, 2022 on such Notes (excluding accrued but unpaid interest to the Redemption Date), in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, Additional Amounts and accrued and unpaid interest, if any, on the principal amount of such Notes to, but excluding, the Redemption Date.

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(b) Subject to and in accordance with the provisions of Section 11.3(2) of the Indenture, the Notes may be redeemed, at the option of the Company, at any time and from time to time on or after May 2, 2022, in each of the periods indicated below and in the manner specified herein, in whole or in part, at a redemption price equal to the Outstanding principal amount of the Notes multiplied by the applicable percentage set forth in the table below (the “Redemption Price”), together with accrued interest thereon, if any, and any Additional Amounts to the Redemption Date.

During the 12 Months Beginning on	Price
May 2, 2022	103.375%
May 2, 2023	101.688%
May 2, 2024 and thereafter	100.000%

(c) Subject to and in accordance with the provisions of Section 11.3(3) of the Indenture, at any time and from time to time prior to May 2, 2022, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes (including, for greater certainty, any Additional Notes) then Outstanding hereunder using the Net Cash Proceeds (and in an amount not greater than the aggregate of such Net Cash Proceeds) of one or more Equity Offerings, at a redemption price of 106.750% of the principal amount of the Notes being redeemed, plus Additional Amounts and accrued and unpaid interest, if any, to the applicable Redemption Date; provided that:

i)          at least 65% of the aggregate principal amount of the Notes originally issued hereunder on the Issue Date remain Outstanding immediately after the occurrence of such redemption; and

ii)          each such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

8.
Purchase of Notes Upon Change of Control Event.  Each Holder of Notes will be entitled to require the Company to purchase all or a portion of such Holder’s Notes upon the occurrence of a Change of Control Event as provided in, and in accordance with, Section 11.5 of the Indenture.

9.	Sinking Fund. The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provisions.

10.	Defeasance. The Notes shall be defeasible as provided in, and in accordance with, Sections 13.2 and 13.3 of the Indenture.

11.
Form of Notes. The Notes may be issued in whole or in part in the form of one or more Global Notes (and may be exchanged for certificated Notes only as described in the Indenture).  The initial Depositary for any such Global Notes shall be The Depository Trust Company.  The form of the Regulation S Global Note for the Notes is attached hereto as Exhibit A-1, the form of the Restricted Global Note for the Notes is attached hereto as Exhibit A-2.

12.	Securities Act Legends. Section 3.6(c)(iv) of the Indenture shall not apply to the Notes.

13.
Definitions.  Unless the context shall otherwise require, or unless otherwise defined herein or in Annex A hereto, capitalized terms used herein shall have the respective meanings specified in the Indenture.

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Dated: May 2, 2018

IN WITNESS WHEREOF, the undersigned have signed this certificate.

/s/ Alejandro M. Basso
Name:	Alejandro M. Basso
Title:	Chief Financial Officer

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EXHIBIT A-1

Form of the Regulation S Global Note

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, DELIVERED, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES EXCEPT (A) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (B) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. THE HOLDER HEREOF, BY ACQUIRING THIS NOTE, REPRESENTS AND AGREES FOR THE BENEFIT OF TRANSPORTADORA DE GAS DEL SUR S.A. THAT IT WILL NOTIFY ANY PERSON WHO PURCHASES THIS NOTE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF. THIS GLOBAL NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY OTHER PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

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TRANSPORTADORA DE GAS DEL SUR S.A.

A SOCIEDAD ANÓNIMA ORGANIZED, EXISTING AND INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON NOVEMBER 24, 1992, WITH A TERM OF DURATION EXPIRING ON NOVEMBER 24, 2091, AND REGISTERED WITH THE ARGENTINE PUBLIC REGISTRY OF COMMERCE (“Inspeccion General de Justicia”) ON DECEMBER 1, 1992 UNDER NUMBER 11668, BOOK 112, VOLUME A OF SOCIEDADES ANONIMAS, HAVING ITS PRINCIPAL EXECUTIVE OFFICES AT DON BOSCO 3672, 5TH FLOOR, (C1206ABF) BUENOS AIRES, ARGENTINA

6.750% SENIOR NOTES DUE 2025

SERIES 1

CUSIP Number: P9308R AZ6
ISIN Number: USP9308RAZ66
Common Code: 181768690

No. S-1	U.S.$294,336,000

Transportadora de Gas del Sur S.A., a sociedad anónima organized, existing and incorporated under the laws of the Republic of Argentina (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED NINETY FOUR MILLION THREE HUNDRED THIRTY SIX THOUSAND U.S. DOLLARS (U.S.$294,336,000), as adjusted pursuant to Schedule A attached hereto, on May 2, 2025, unless earlier redeemed, repaid or repurchased in accordance with the terms hereof, and to pay regular interest on the outstanding unpaid principal amount from May 2, 2018 (or from the most recent Interest Payment Date to which regular interest has been paid or duly provided for) semi-annually in arrears on May 2 and November 2 in each year (each, an “Interest Payment Date”), commencing on November 2, 2018, in arrears, at the rate of 6.750% per annum (the “Interest Rate”) until the entire principal hereof is paid or made available for payment. Unless earlier redeemed, repaid or repurchased in full in accordance with the terms hereof, this Note shall mature on May 2, 2025 (the “Maturity Date”). The regular interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such regular interest, which shall be April 17 and October 17 (whether or not such date is a Business Day), as the case may be, next preceding such Interest Payment Date.

(Face of Note continued on next page)

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Payment of the principal of (and premium, if any) and interest on this Note will be made at the principal corporate trust office of Delaware Trust Company in the City of New York, New York, United States and at the office of Banco Santander Rio S.A. in Buenos Aires, Argentina, and subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other paying agents appointed by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company and subject to the next succeeding paragraph, payment of interest or principal may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notwithstanding any other provision of this Note or the Indenture, if this Note is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

Subject to the next preceding paragraph, payment of any amount payable on this Note will be made to the Person in whose name this Note is registered on the applicable Regular Record Date for such payment by U.S. Dollar check drawn on a bank in The City of New York, New York, United States or, in case of a registered holder of at least U.S.$1,000,000 principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States or in Argentina, provided, that the registered holder so elects by giving written notice to the Principal Paying Agent or any other paying agent designating such account, which is received by the Principal Paying Agent or any other paying agent no later than the applicable record date for such payment (whether or not such date is a Business Day), or such other date as the Principal Paying Agent or such other paying agent may accept at its discretion; and provided, further, that, in the case of any such payment due on the Maturity Date or, if this Note is redeemed, repaid or repurchased in full prior to the Maturity Date, the final date of payment of the principal hereof, this Note must be surrendered at the offices or agencies of the Company maintained for that purpose in the United States or in Buenos Aires, Argentina (or at any other office or agency maintained by the Company for that purpose) in time for the Principal Paying Agent or other paying agent to make such payment in such funds in accordance with its normal procedures. Unless such designation is revoked, any such designation made by such holder with respect to this Note shall remain in effect with respect to any future payments with respect to this Note payable to such holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer. The Company covenants that, until this Note has been delivered to the Registrar or Co-Registrar for cancellation, or monies sufficient to pay the principal of and interest on this Note have been paid or duly provided for as provided herein, it will at all times maintain a paying agent in the United States and, as long as it is required by Argentine law or by the CNV, a paying agent in Buenos Aires, Argentina for the payment of principal of and interest on the Note as herein provided.

This Note is one of the Notes designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Notes issued pursuant to the Indenture referred to on the face of this Note.

This Note has been issued pursuant to a resolution of an extraordinary meeting of stockholders of the Company passed on April 25, 2013 and April 26, 2017 and resolutions of the Board of Directors of the Company passed on July 23, 2013, June 29, 2017 and March 27, 2018.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in Buenos Aires, in each case as specified in the Indenture. The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture applicable to it.

In the event of any conflict between the provisions stated herein or the provisions of the Indenture, the terms and conditions in the Indenture will prevail. Terms used but not defined herein are used as defined in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated: May 2, 2018

TRANSPORTADORA DE GAS DEL SUR S.A.

By:
Name
Director

By:
Name
Syndic

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CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

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SCHEDULE A

Date	Principal amount of non-Global Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Global Note	Principal amount of this Global Note redeemed, repaid or repurchased	Increase in principal amount of this Global Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining principal amount of this Global Note	Notation made on behalf of the Trustee by

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REVERSE OF NOTE

1.             General

This Note is an obligación negociable (“negotiable obligation”) under Argentine Negotiable Obligations Law 23,576, as amended by Argentine Law No. 23,962, and is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of May 2, 2018 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as issuer, Delaware Trust Company, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), co‑registrar (“Co-Registrar”), principal paying agent (the “Principal Paying Agent”) and transfer agent, and Banco Santander Rio S.A., as registrar (the “Registrar”), paying agent, transfer agent and Trustee’s representative in Argentina, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to U.S.$500,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections 3.4, 3.5, 3.6, 3.7, 9.5 or 11.4(1) of the Indenture and except for any Notes which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder), provided that the Company may, without the consent of any Holder, at any time and from time to time, increase the initial principal amount of the Notes; provided, further that such additional Notes will not bear the same CUSIP number as the Notes, unless such additional Notes are fungible with the Notes for U.S. federal income tax purposes. The Notes and the additional Notes, if any, will be treated as a single series for all purposes under the Indenture and holders of additional Notes would have the right to vote together with Holders of Notes issued on the Issue Date as one class under the Indenture for all purposes, including waivers and amendments.

The Notes of this series shall be redeemable in accordance with the terms of the Indenture and as set forth below.

2.             Optional Redemption

At any time and from time to time prior to May 2, 2022, the Notes shall be redeemable, at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) the present value to be calculated by an Independent Investment Banker at the date of redemption (the “Redemption Date”) of (i) the redemption price of such Notes at May 2, 2022 (such redemption price being set forth in the table under clause (2) below) plus, (ii) all required interest payments thereon through May 2, 2022 on such Notes (excluding accrued but unpaid interest to the Redemption Date), in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, Additional Amounts and accrued and unpaid interest, if any, on the principal amount of such Notes to, but excluding, the Redemption Date.  The Company shall determine the redemption price and the Trustee shall have no duty to verify any such determination.

(i)            “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the Redemption Date to May 2, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the term from the Redemption Date to May 2, 2022.

(ii)          “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

(iii)          “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

(iv)          “Reference Treasury Dealers” means each of HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, or its respective affiliates that are primary United States government securities dealers and up to three other leading primary United States government securities dealer in New York City reasonably designated by the Company; provided that, if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

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(v)           “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

(vi)          “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

The Notes shall be redeemable, at the option of the Company, at any time and from time to time on or after May 2, 2022, subject to compliance with all relevant laws and regulations, upon not more than 60 nor less than 10 days’ notice to the Holders, and, if applicable, to the CNV, in each of the periods indicated below and in the manner specified herein, the Notes in whole or in part, at a redemption price equal to the Outstanding principal amount of the Notes multiplied by the applicable percentage set forth in the table below (the “Redemption Price”), together with accrued interest thereon, if any, and any Additional Amounts to the Redemption Date.

During the 12 Months Beginning	Applicable Percentage
May 2, 2022	103.375%
May 2, 2023	101.688%
May 2, 2024 and thereafter	100.000%

3.             Optional Redemption upon Equity Offering

At any time and from time to time prior to May 2, 2022, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes (including, for greater certainty, any additional Notes) then Outstanding hereunder using the Net Cash Proceeds (and in an amount not greater than the aggregate of such Net Cash Proceeds) of one or more Equity Offerings, upon not less than 10 nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV, at a redemption price of 106.750% of the principal amount of the Notes being redeemed, plus Additional Amounts and accrued and unpaid interest, if any, to the applicable Redemption Date; provided that:

(a)           at least 65% of the aggregate principal amount of the Notes originally issued hereunder on the Issue Date remain Outstanding immediately after the occurrence of such redemption; and

(b)           each such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Section 11.4(1) of the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. On the Business Day immediately preceding the Redemption Date, the Bank will deposit with the Trustee money sufficient to pay the redemption price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on the Notes to be redeemed on such date.

The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision or, except as provided in the foregoing paragraph, at the option of the Holder thereof.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.             Payment of Additional Amounts

All payments made by the Company or on its behalf or a successor thereto (each, a “Payor”) under, or with respect to, the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

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If, at any time, any deduction or withholding for, or on account of, any Taxes imposed, established, levied, collected or assessed by or on behalf of (1) Argentina or any political subdivision or Governmental Authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes is made by or on behalf of the Payor, or any political subdivision or Governmental Authority thereof or therein having the power to tax, (3) any other jurisdiction in which a Payor is organized, engaged in business or otherwise resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax or (4) following the consummation of any transaction described under Section 8.1 of the Indenture, the jurisdiction under the laws of which the Company or the surviving entity thereof, as the case may be, is organized (or, in each case, any political subdivision or authority thereof or therein) having power to tax (each of clause (1), (2), (3) and (4), a “Relevant Taxing Jurisdiction”) will be required from any payments made with respect to the Notes, including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) in respect of such Taxes shall equal the respective amounts which would have been receivable by each Holder in respect of such payments in the absence of such withholding or deduction; provided that no such Additional Amounts will be payable with respect to:

(1)
any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national or domiciliary of, or carrying on a business or maintaining a permanent establishment that is the holder of the Notes in the Relevant Taxing Jurisdiction), other than the mere ownership, holding, purchase or disposition of such Note or the receipt of such payment in respect thereof, or the exercise or enforcement of any rights under the Notes or the Indenture;

(2)
any Taxes which are imposed, payable or due because definitive Notes are presented for payment (where presentation is required) more than 30 days after the later of (a) the date such payment was due and (b) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will have been given to the Holders by the Trustee; except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment during such 30-day period;

(3)
any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply, at the Company’s written request, with any certification, identification, information, documentation or other reporting requirements if (a) such compliance is required or imposed by a statute, treaty or regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, and (b) the Company has given the Holder or the beneficial owner at least 30 days’ notice that the Holder or beneficial owner will be required to so comply;

(4)
any Note presented for payment (where presentation is required) at an office of a paying agent in Argentina (provided that the Notes can also be presented at an office of a paying agent outside of Argentina without any such withholding or deduction);

(5)	any Taxes payable otherwise than by withholding or deduction from payments on or with respect to the Notes;

(6)
any Taxes imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, or any such intergovernmental agreement;

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(7)	any Taxes levied and/or applicable to payments made to Argentine taxpayers subject to inflation adjustment rules as provided for in Title VI of the Argentine Income Tax Law;

(8)	any estate, inheritance, gift, value added, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment; or

(9)	any combination of (1), (2), (3), (4), (5), (6), (7) or (8) above.

No Additional Amounts shall be paid with respect to any payment on the Notes to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settler with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settler, member or beneficial owner been the direct Holder.

References herein and in the Indenture to the payment of principal (and premium, if any), Redemption Price, interest or any other amounts payable with respect to any Notes shall include the payment of Additional Amounts if Additional Amounts are, were or would be payable in respect thereof, even where Additional Amounts are not specifically mentioned.

The Company shall pay any stamp issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina, Luxembourg, Belgium, the United Kingdom or the United States or any authority of or in the foregoing in respect of the creation, issue and offering of the Notes.

The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than ten nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV at a redemption price equal to 100% of the principal amount of the Outstanding Notes, together with Additional Amounts, if any, and accrued and unpaid interest to, but excluding, the date of redemption, if, as a result of (1) any amendment to, or change in, the laws (or any rules, regulations or rulings issued thereunder) or treaties of a Relevant Taxing Jurisdiction, or (2) any amendment to, or change in, application, administration or official interpretation of such laws, rules, regulations, rulings or treaties (including, without limitation, the holding of a court of competent jurisdiction or a change in published administrative practices), which amendment or change becomes effective on or after the Issue Date (or, if a Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, on or after such later date), a Payor is or would be obligated, after taking commercially reasonable measures to avoid this requirement (it being understood that changing the jurisdiction of incorporation of a Payor or the location of a Payor’s principal executive or registered office shall not be a commercially reasonable measure), to pay any Additional Amounts following the date on which such amendment or change becomes effective; provided that no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to pay these Additional Amounts if a payment on the Notes were then due.

Prior to the giving of any notice of redemption pursuant to this provision, the Company shall be required to deliver to the Trustee: (a) a certificate signed by one of the Company’s duly authorized representatives stating that the Company is entitled to effect the redemption and setting forth a statement of facts giving rise to such right of redemption, and (b) a written opinion of recognized counsel in the Relevant Jurisdiction to the effect that the Payor has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

5.             Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

6.             Events of Default

If an Event of Default with respect to the Notes of this series shall occur and be continuing and not be waived in accordance with the Indenture, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture (subject to any subsequent rescission of such declaration by the Holders, as provided in the Indenture).

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7.             Supplemental Indentures With Consent of Holders

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of all such affected series, which consent shall be provided pursuant to a vote of the Holders of such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture).

8.             Waiver of Certain Covenants; Waiver of Past Defaults

The Indenture also contains provisions (i) permitting Holders of not less than a majority in principal amount of the Outstanding Notes of all series to be affected under the Indenture, subject to certain exceptions as therein provided, on behalf of the Holders of all Notes of such affected series, pursuant to a vote of the Holders of such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture), to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of all series affected by a past default under the Indenture with respect to such affected series, on behalf of the Holders of all the Notes of such affected series, to waive certain past defaults under the Indenture and their consequences, except as provided in Section 5.13(1) and (2) of the Indenture, pursuant to a vote of the Holders of all such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture). Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.             Limitation on Suits

As provided in and subject to the provisions of the Indenture, no Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series; (ii) Holders of not less than 25% in principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity; and (v) the Trustee shall not have received a direction inconsistent with such request during such 60-day period from the Holders of a majority in principal amount of the Notes of (A) in the case of a continuing Event of Default specified in Clause (1) of Section 5.1 of the Indenture, the Outstanding Notes of this series or (B) in the case of a continuing Event of Default other than the Event of Default specified in Clause (1) of Section 5.1 of the Indenture, the Outstanding Notes of all series affected by such Event of Default. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or (subject to Section 3.8 of the Indenture) interest hereon on or after the respective due dates expressed herein in accordance with Article 29 of the Negotiable Obligations Law or otherwise.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

10.           Notes under Argentine Law

The Notes will constitute “Obligaciones Negociables” under Argentine Law No. 23,576, as amended by Argentine Law No. 23,962 (the “Negotiable Obligations Law”), Joint Resolution No. 470-1738/2004, as amended by Joint Resolution No. 500-2222/2007 (the “Joint Resolution”), Argentine Law No. 26,831 and Federal Resolution No. 622/13 issued by the CNV, as amended and supplemented, and the Argentine Tax Authority, and any other applicable Argentine laws and regulations, and are entitled to the benefits set forth therein and subject to the procedural requirements thereof. In particular, pursuant to Article 29 of the Negotiable Obligations Law, in the event of a default by the Company in the payment of any amount due under any Note, such Holder of Notes will be entitled to initiate summary judicial proceedings (“acción ejecutiva”) in Argentina to recover payment of any such amount.

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11.           Ranking

The Notes will constitute direct, unsecured, unsubordinated and general obligations of the Company and will rank at all times at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company, present and future, and without preference among themselves (other than Indebtedness ranking senior thereto by statute or operation of law).

12.           Governing Law; Consent to Jurisdiction and Service of Process

The Negotiable Obligations Law shall govern the requirements for the Notes to qualify as obligaciones negociables (“negotiable obligations”) thereunder. The Negotiable Obligations Law, together with the Argentine Companies Law No. 19,550, as amended, the Argentine Law No. 26,831 and Federal Resolution No. 622/13 issued by the CNV, as amended and supplemented, and the Joint Resolution N° 470-1738/2004 as amended by Joint Resolution N° 500-2222/2007 issued by the CNV and the Argentine Administración Federal de Ingresos Públicos (the Argentine Tax Authority) and other applicable Argentine laws and regulations shall govern the Company’s capacity and corporate authorization to execute and deliver the Notes, the offering of the Notes in Argentina and matters relating to meetings of Holders. All other matters with respect to the Notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

The Company irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, or any Argentine court sitting in Buenos Aires, Argentina, including the ordinary courts for commercial matters and, if the Notes are listed on the BYMA, the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the BYMA) under the provisions of Article 46 of Argentine Law No. 26,831 and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action, or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company or its assets or properties is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the Indenture.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company (a) in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon C T Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process and (b) in any competent court in Argentina or in the arbitrators’ tribunal of the BYMA in Argentina, may be made at the Company’s legal domicile at Don Bosco 3672, 5th floor, (C1206ABF) Buenos Aires, Argentina. The Company represents and warrants that C T Corporation System has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in the State of New York as its authorized agent for such purposes and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. If C T Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon C T Corporation System, as the authorized agent for the Company for service of process and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

12

Nothing in the two preceding paragraphs shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

13.           Currency Indemnity

Any amount received or recovered in respect of the Notes in a currency other than the currency specified in the Notes (the “Specified Currency”) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in respect of the bankruptcy, liquidation or dissolution of the Company or otherwise) by any Holder of Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the Specified Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that Specified Currency amount is less than the Specified Currency amount expressed to be due to the recipient under any Note, the Company shall indemnify such recipient against any loss sustained by it as a result, and in any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it shall be sufficient for the Holder to certify in a manner reasonably satisfactory to Company (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Specified Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Specified Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation of the Company from its other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

14.           Registration, Registration of Transfer and Exchange Generally

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office of the Co-Registrar or Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Co-Registrar or Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S.$150,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transportadora de Gas del Sur S.A.
Don Bosco 3672, 5th floor (C1206ABF)
Buenos Aires, Argentina
Attention:  Leandro Perez Castaño

13

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification N°

Please print or typewrite name and address including zip code of assignee this Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

EXHIBIT A-2

Form of the Restricted Global Note

NONE OF THIS NOTE NOR ANY BENEFICIAL INTEREST HEREIN HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OR ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES.  THE HOLDER HEREOF, BY ACQUIRING THIS NOTE, AGREES FOR THE BENEFIT OF TRANSPORTADORA DE GAS DEL SUR S.A. (THE “ISSUER”) THAT THIS NOTE MAY NOT BE OFFERED, SOLD, PLEDGED, OR OTHERWISE TRANSFERRED EXCEPT (1) TO THE ISSUER, (2) IN ACCORDANCE WITH RULE 144A UNDER THE SECURITIES ACT TO A PERSON THAT THE HOLDER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVE IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER, (3) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (5) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE SECURITIES ACT (PROVIDED THAT, AS A CONDITION TO THE REGISTRATION OF TRANSFER OF THIS NOTE PURSUANT TO CLAUSE (5), THE ISSUER OR THE RELEVANT TRUSTEE WITH RESPECT TO THIS NOTE MAY, IN CIRCUMSTANCES THAT EITHER OF THEM DEEMS APPROPRIATE, REQUIRE A LEGAL OPINION OR OTHER EVIDENCE AS TO COMPLIANCE WITH ANY SUCH EXEMPTION) OR (6) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR RESALES OF THIS NOTE.

THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITORY OR A NOMINEE THEREOF.  THIS GLOBAL NOTE MAY NOT BE EXCHANGED IN WHOLE OR IN PART FOR A NOTE REGISTERED, AND NO TRANSFER OF THIS NOTE IN WHOLE OR IN PART MAY BE REGISTERED, IN THE NAME OF ANY OTHER PERSON OTHER THAN SUCH DEPOSITARY OR A NOMINEE THEREOF, EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSPORTADORA DE GAS DEL SUR S.A.

A SOCIEDAD ANÓNIMA ORGANIZED, EXISTING AND INCORPORATED UNDER THE LAWS OF THE REPUBLIC OF ARGENTINA ON NOVEMBER 24, 1992, WITH A TERM OF DURATION EXPIRING ON NOVEMBER 24, 2091, AND REGISTERED WITH THE ARGENTINE PUBLIC REGISTRY OF COMMERCE (“Inspeccion General de Justicia”) ON DECEMBER 1, 1992 UNDER NUMBER 11668, BOOK 112, VOLUME A OF SOCIEDADES ANONIMAS, HAVING ITS PRINCIPAL EXECUTIVE OFFICES AT DON BOSCO 3672, 5TH FLOOR, (C1206ABF) BUENOS AIRES, ARGENTINA

6.750% SENIOR NOTES DUE 2025

Series 1

CUSIP Number: 893870 AX3
ISIN Number: US893870AX30
Common Code: 181768711

No. R-1	U.S.$205,664,000

Transportadora de Gas del Sur S.A., a sociedad anónima organized, existing and incorporated under the laws of the Republic of Argentina (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to) for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED FIVE MILLION SIX HUNDRED SIXTY FOUR THOUSAND U.S. DOLLARS (U.S.$205,664,000), as adjusted pursuant to Schedule A attached hereto, on May 2, 2025, unless earlier redeemed, repaid or repurchased in accordance with the terms hereof, and to pay regular interest on the outstanding unpaid principal amount from May 2, 2018 (or from the most recent Interest Payment Date to which regular interest has been paid or duly provided for) semi-annually in arrears on May 2 and November 2 in each year (each, an “Interest Payment Date”), commencing on November 2, 2018, in arrears, at the rate of 6.750% per annum (the “Interest Rate”) until the entire principal hereof is paid or made available for payment. Unless earlier redeemed, repaid or repurchased in full in accordance with the terms hereof, this Note shall mature on May 2, 2025 (the “Maturity Date”). The regular interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such regular interest, which shall be April 17 and October 17 (whether or not such date is a Business Day), as the case may be, next preceding such Interest Payment Date.

(Face of Note continued on next page)

Payment of the principal of (and premium, if any) and interest on this Note will be made at the principal corporate trust office of Delaware Trust Company in the City of New York, New York, United States and at the office of Banco Santander Rio S.A. in Buenos Aires, Argentina, and subject to any fiscal or other laws and regulations applicable thereto, at the specified offices of any other paying agents appointed by the Company, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company and subject to the next succeeding paragraph, payment of interest or principal may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register. Notwithstanding any other provision of this Note or the Indenture, if this Note is a Global Note, payment may be made pursuant to the Applicable Procedures of the Depositary as permitted in said Indenture.

Subject to the next preceding paragraph, payment of any amount payable on this Note will be made to the Person in whose name this Note is registered on the applicable Regular Record Date for such payment by U.S. Dollar check drawn on a bank in The City of New York, New York, United States or, in case of a registered holder of at least U.S.$1,000,000 principal amount of Notes, by wire transfer to a U.S. Dollar account maintained by the payee with a bank in the United States or in Argentina, provided, that the registered holder so elects by giving written notice to the Principal Paying Agent or any other paying agent designating such account, which is received by the Principal Paying Agent or any other paying agent no later than the applicable record date for such payment (whether or not such date is a Business Day), or such other date as the Principal Paying Agent or such other paying agent may accept at its discretion; and provided, further, that, in the case of any such payment due on the Maturity Date or, if this Note is redeemed, repaid or repurchased in full prior to the Maturity Date, the final date of payment of the principal hereof, this Note must be surrendered at the offices or agencies of the Company maintained for that purpose in the United States or in Buenos Aires, Argentina (or at any other office or agency maintained by the Company for that purpose) in time for the Principal Paying Agent or other paying agent to make such payment in such funds in accordance with its normal procedures. Unless such designation is revoked, any such designation made by such holder with respect to this Note shall remain in effect with respect to any future payments with respect to this Note payable to such holder. The Company shall pay any administrative costs imposed by banks in connection with making payments by wire transfer. The Company covenants that, until this Note has been delivered to the Registrar or Co-Registrar for cancellation, or monies sufficient to pay the principal of and interest on this Note have been paid or duly provided for as provided herein, it will at all times maintain a paying agent in the United States and, as long as it is required by Argentine law or by the CNV, a paying agent in Buenos Aires, Argentina for the payment of principal of and interest on the Note as herein provided.

This Note is one of the Notes designated above, which term shall mean each original issue of Notes and shall be deemed to include any other Notes issued pursuant to the Indenture referred to on the face of this Note.

This Note has been issued pursuant to a resolution of an extraordinary meeting of stockholders of the Company passed on April 25, 2013 and April 26, 2017 and resolutions of the Board of Directors of the Company passed on July 23, 2013, June 29, 2017 and March 27, 2018.

Copies of the Indenture are on file and available for inspection at the Corporate Trust Office of the Trustee and at the office of the Registrar in Buenos Aires, in each case as specified in the Indenture. The Holder of this Note is entitled to the benefit of, is bound by, and is deemed to have notice of, all the provisions of the Indenture applicable to it.

In the event of any conflict between the provisions stated herein or the provisions of the Indenture, the terms and conditions in the Indenture will prevail. Terms used but not defined herein are used as defined in the Indenture.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

In Witness Whereof, the Company has caused this instrument to be duly executed.

Dated: May 2, 2018

TRANSPORTADORA DE GAS DEL SUR S.A.

By:
Name
Director

By:
Name
Syndic

CERTIFICATE OF AUTHENTICATION

This is one of the Notes of the series designated therein referred to in the within-mentioned Indenture.

DELAWARE TRUST COMPANY, not in its individual capacity but solely as Trustee

By:
Authorized Signatory

SCHEDULE A

Date	Principal amount of non-Global Notes or other Global Notes issued in exchange for or upon transfer of an interest in this Global Note	Principal amount of this Global Note redeemed, repaid or repurchased	Increase in principal amount of this Global Note due to the exchange or transfer of another Note (or an interest therein) for an interest in this Note	Remaining principal amount of this Global Note	Notation made on behalf of the Trustee by

REVERSE OF NOTE

1.           General

This Note is an obligación negociable (“negotiable obligation”) under Argentine Negotiable Obligations Law 23,576, as amended by Argentine Law No. 23,962, and is one of a duly authorized issue of notes of the Company (herein called the “Notes”), issued and to be issued in one or more series under an Indenture, dated as of May 2, 2018 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), among the Company, as issuer, Delaware Trust Company, as trustee (herein called the “Trustee”, which term includes any successor trustee under the Indenture), co‑registrar (“Co-Registrar”), principal paying agent (the “Principal Paying Agent”) and transfer agent, and Banco Santander Rio S.A., as registrar (the “Registrar”), paying agent, transfer agent and Trustee’s representative in Argentina, and reference is hereby made to the Indenture for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof, limited in initial aggregate principal amount to U.S.$500,000,000 (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of this series pursuant to Sections 3.4, 3.5, 3.6, 3.7, 9.5 or 11.4(1) of the Indenture and except for any Notes which, pursuant to Section 3.3 of the Indenture, are deemed never to have been authenticated and delivered thereunder), provided that the Company may, without the consent of any Holder, at any time and from time to time, increase the initial principal amount of the Notes; provided, further that such additional Notes will not bear the same CUSIP number as the Notes, unless such additional Notes are fungible with the Notes for U.S. federal income tax purposes. The Notes and the additional Notes, if any, will be treated as a single series for all purposes under the Indenture and holders of additional Notes would have the right to vote together with Holders of Notes issued on the Issue Date as one class under the Indenture for all purposes, including waivers and amendments.

The Notes of this series shall be redeemable in accordance with the terms of the Indenture and as set forth below.

2.           Optional Redemption

At any time and from time to time prior to May 2, 2022, the Notes shall be redeemable, at the option of the Company, in whole or in part, upon not less than 10 nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV, at a redemption price equal to the greater of (1) 100% of the principal amount of such Notes, and (2) the present value to be calculated by an Independent Investment Banker at the date of redemption (the “Redemption Date”) of (i) the redemption price of such Notes at May 2, 2022 (such redemption price being set forth in the table under clause (2) below) plus, (ii) all required interest payments thereon through May 2, 2022 on such Notes (excluding accrued but unpaid interest to the Redemption Date), in each case, discounted to the Redemption Date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus, in each case, Additional Amounts and accrued and unpaid interest, if any, on the principal amount of such Notes to, but excluding, the Redemption Date.  The Company shall determine the redemption price and the Trustee shall have no duty to verify any such determination.

(i)          “Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the term from the Redemption Date to May 2, 2022 that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the term from the Redemption Date to May 2, 2022.

(ii)       “Comparable Treasury Price” means, with respect to any Redemption Date, (a) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (b) if the Company obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

(iii)        “Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

(iv)        “Reference Treasury Dealers” means each of HSBC Securities (USA) Inc., J.P. Morgan Securities LLC, or its respective affiliates that are primary United States government securities dealers and up to three other leading primary United States government securities dealer in New York City reasonably designated by the Company; provided that, if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

(v)       “Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked price for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m. New York time on the third Business Day preceding such Redemption Date.

(vi)       “Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date. The Treasury Rate shall be calculated by the Independent Investment Banker on the third Business Day preceding the Redemption Date.

The Notes shall be redeemable, at the option of the Company, at any time and from time to time on or after May 2, 2022, subject to compliance with all relevant laws and regulations, upon not more than 60 nor less than 10 days’ notice to the Holders, and, if applicable, to the CNV, in each of the periods indicated below and in the manner specified herein, the Notes in whole or in part, at a redemption price equal to the Outstanding principal amount of the Notes multiplied by the applicable percentage set forth in the table below (the “Redemption Price”), together with accrued interest thereon, if any, and any Additional Amounts to the Redemption Date.

During the 12 Months Beginning	Applicable Percentage
May 2, 2022	103.375%
May 2, 2023	101.688%
May 2, 2024 and thereafter	100.000%

3.           Optional Redemption upon Equity Offering

At any time and from time to time prior to May 2, 2022, the Company may on any one or more occasions redeem up to an aggregate of 35% of the aggregate principal amount of Notes (including, for greater certainty, any additional Notes) then Outstanding hereunder using the Net Cash Proceeds (and in an amount not greater than the aggregate of such Net Cash Proceeds) of one or more Equity Offerings, upon not less than 10 nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV, at a redemption price of 106.750% of the principal amount of the Notes being redeemed, plus Additional Amounts and accrued and unpaid interest, if any, to the applicable Redemption Date; provided that:

(a)        at least 65% of the aggregate principal amount of the Notes originally issued hereunder on the Issue Date remain Outstanding immediately after the occurrence of such redemption; and

(b)          each such redemption occurs within 90 days of the date of the closing of any such Equity Offering.

In the case of any partial redemption, selection of the Notes for redemption will be made in accordance with Section 11.4(1) of the Indenture. On and after the Redemption Date, interest will cease to accrue on the Notes or portions thereof called for redemption as long as the Company has deposited with the paying agent funds in satisfaction of the applicable redemption price pursuant to the Indenture. On the Business Day immediately preceding the Redemption Date, the Bank will deposit with the Trustee money sufficient to pay the redemption price of and (except if the Redemption Date shall be an Interest Payment Date) accrued interest to the Redemption Date on the Notes to be redeemed on such date.

The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or analogous provision or, except as provided in the foregoing paragraph, at the option of the Holder thereof.

In the event of redemption of this Note in part only, a new Note or Notes of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

4.           Payment of Additional Amounts

All payments made by the Company or on its behalf or a successor thereto (each, a “Payor”) under, or with respect to, the Notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, assessment or other governmental charge of whatever nature (including penalties, interest and other liabilities related thereto) (collectively, “Taxes”), unless the withholding or deduction of such Taxes is then required by law or the interpretation or administration thereof.

If, at any time, any deduction or withholding for, or on account of, any Taxes imposed, established, levied, collected or assessed by or on behalf of (1) Argentina or any political subdivision or Governmental Authority thereof or therein having the power to tax, (2) any jurisdiction from or through which payment on the Notes is made by or on behalf of the Payor, or any political subdivision or Governmental Authority thereof or therein having the power to tax, (3) any other jurisdiction in which a Payor is organized, engaged in business or otherwise resident for tax purposes, or any political subdivision or Governmental Authority thereof or therein having the power to tax or (4) following the consummation of any transaction described under Section 8.1 of the Indenture, the jurisdiction under the laws of which the Company or the surviving entity thereof, as the case may be, is organized (or, in each case, any political subdivision or authority thereof or therein) having power to tax (each of clause (1), (2), (3) and (4), a “Relevant Taxing Jurisdiction”) will be required from any payments made with respect to the Notes, including payments of principal, premium, if any, redemption price or interest, the Payor will pay (together with such payments) such additional amounts (the “Additional Amounts”) as may be necessary in order that the net amounts received by the Holders of the Notes after such withholding or deduction (including any such deduction or withholding from such Additional Amounts) in respect of such Taxes shall equal the respective amounts which would have been receivable by each Holder in respect of such payments in the absence of such withholding or deduction; provided that no such Additional Amounts will be payable with respect to:

(1)
any Taxes that would not have been so imposed, deducted or withheld but for the existence of any present or former connection between the relevant Holder or beneficial owner of a Note (or between a fiduciary, settlor, beneficiary, member, partner or shareholder of, the relevant Holder or beneficial owner, if the relevant Holder or beneficial owner is an estate, nominee, trust, limited liability company, partnership or corporation) and the Relevant Taxing Jurisdiction (including being a citizen or resident or national or domiciliary of, or carrying on a business or maintaining a permanent establishment that is the holder of the Notes in the Relevant Taxing Jurisdiction), other than the mere ownership, holding, purchase or disposition of such Note or the receipt of such payment in respect thereof, or the exercise or enforcement of any rights under the Notes or the Indenture;

(2)
any Taxes which are imposed, payable or due because definitive Notes are presented for payment (where presentation is required) more than 30 days after the later of (a) the date such payment was due and (b) if the full amount payable has not been received by the Trustee on or prior to such due date, the date on which, the full amount having been so received, notice to that effect will have been given to the Holders by the Trustee; except for Additional Amounts with respect to Taxes that would have been imposed had the Holder presented the Note for payment during such 30-day period;

(3)
any Taxes that are imposed or withheld by reason of the failure of the Holder or beneficial owner of a Note to comply, at the Company’s written request, with any certification, identification, information, documentation or other reporting requirements if (a) such compliance is required or imposed by a statute, treaty or regulation or administrative practice of the Relevant Taxing Jurisdiction as a precondition to exemption from, or reduction in the rate of deduction or withholding of, such Taxes, and (b) the Company has given the Holder or the beneficial owner at least 30 days’ notice that the Holder or beneficial owner will be required to so comply;

(4)
any Note presented for payment (where presentation is required) at an office of a paying agent in Argentina (provided that the Notes can also be presented at an office of a paying agent outside of Argentina without any such withholding or deduction);

(5)	any Taxes payable otherwise than by withholding or deduction from payments on or with respect to the Notes;

(6)
any Taxes imposed pursuant to Sections 1471-1474 of the U.S. Internal Revenue Code (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), the U.S. Treasury regulations thereunder and any other official guidance thereunder (“FATCA”), any intergovernmental agreement entered into with respect to FATCA, or any law, regulation or other official guidance enacted in any jurisdiction implementing, or relating to, FATCA, or any such intergovernmental agreement;

(7)	any Taxes levied and/or applicable to payments made to Argentine taxpayers subject to inflation adjustment rules as provided for in Title VI of the Argentine Income Tax Law;

(8)	any estate, inheritance, gift, value added, personal property, sales, use, excise, transfer or other similar Tax imposed with respect to such payment; or

(9)	any combination of (1), (2), (3), (4), (5), (6), (7) or (8) above.

No Additional Amounts shall be paid with respect to any payment on the Notes to a Holder that is a fiduciary or partnership or other than the sole beneficial owner of such payment to the extent that a beneficiary or settler with respect to such fiduciary or a member of such partnership or beneficial owner would not have been entitled to receive the Additional Amounts had such beneficiary, settler, member or beneficial owner been the direct Holder.

References herein and in the Indenture to the payment of principal (and premium, if any), Redemption Price, interest or any other amounts payable with respect to any Notes shall include the payment of Additional Amounts if Additional Amounts are, were or would be payable in respect thereof, even where Additional Amounts are not specifically mentioned.

The Company shall pay any stamp issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in Argentina, Luxembourg, Belgium, the United Kingdom or the United States or any authority of or in the foregoing in respect of the creation, issue and offering of the Notes.

The Company may redeem the Notes in whole, but not in part, at any time upon giving not less than ten nor more than 60 days’ notice to the Holders, and, if applicable, to the CNV at a redemption price equal to 100% of the principal amount of the Outstanding Notes, together with Additional Amounts, if any, and accrued and unpaid interest to, but excluding, the date of redemption, if, as a result of (1) any amendment to, or change in, the laws (or any rules, regulations or rulings issued thereunder) or treaties of a Relevant Taxing Jurisdiction, or (2) any amendment to, or change in, application, administration or official interpretation of such laws, rules, regulations, rulings or treaties (including, without limitation, the holding of a court of competent jurisdiction or a change in published administrative practices), which amendment or change becomes effective on or after the Issue Date (or, if a Relevant Taxing Jurisdiction became a Relevant Taxing Jurisdiction on a date after the Issue Date, on or after such later date), a Payor is or would be obligated, after taking commercially reasonable measures to avoid this requirement (it being understood that changing the jurisdiction of incorporation of a Payor or the location of a Payor’s principal executive or registered office shall not be a commercially reasonable measure), to pay any Additional Amounts following the date on which such amendment or change becomes effective; provided that no notice of redemption for tax reasons may be given earlier than 90 days prior to the earliest date on which the Payor would be obligated to pay these Additional Amounts if a payment on the Notes were then due.

Prior to the giving of any notice of redemption pursuant to this provision, the Company shall be required to deliver to the Trustee: (a) a certificate signed by one of the Company’s duly authorized representatives stating that the Company is entitled to effect the redemption and setting forth a statement of facts giving rise to such right of redemption, and (b) a written opinion of recognized counsel in the Relevant Jurisdiction to the effect that the Payor has or will become obligated to pay such Additional Amounts as a result of such change or amendment.

5.           Defeasance and Covenant Defeasance

The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Note or certain restrictive covenants and Events of Default with respect to this Note, in each case upon compliance with certain conditions set forth in the Indenture.

6.           Events of Default

If an Event of Default with respect to the Notes of this series shall occur and be continuing and not be waived in accordance with the Indenture, the principal of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture (subject to any subsequent rescission of such declaration by the Holders, as provided in the Indenture).

7.           Supplemental Indentures With Consent of Holders

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of all series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes of all such affected series, which consent shall be provided pursuant to a vote of the Holders of such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture).

8.           Waiver of Certain Covenants; Waiver of Past Defaults

The Indenture also contains provisions (i) permitting Holders of not less than a majority in principal amount of the Outstanding Notes of all series to be affected under the Indenture, subject to certain exceptions as therein provided, on behalf of the Holders of all Notes of such affected series, pursuant to a vote of the Holders of such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture), to waive compliance by the Company with certain provisions of the Indenture and (ii) permitting the Holders of not less than a majority in principal amount of the Outstanding Notes of all series affected by a past default under the Indenture with respect to such affected series, on behalf of the Holders of all the Notes of such affected series, to waive certain past defaults under the Indenture and their consequences, except as provided in Section 5.13(1) and (2) of the Indenture, pursuant to a vote of the Holders of all such affected series, voting together as a single class, at a meeting of Holders at which a quorum is present (or by providing their written consent to the extent permitted under Argentine law and the Indenture). Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

9.           Limitation on Suits

As provided in and subject to the provisions of the Indenture, no Holder of any Note of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes of this series; (ii) Holders of not less than 25% in principal amount of the Outstanding Notes shall have made a written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under the Indenture; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee shall have failed to institute any such proceeding for 60 days after receipt of such notice, request and offer of indemnity; and (v) the Trustee shall not have received a direction inconsistent with such request during such 60-day period from the Holders of a majority in principal amount of the Notes of (A) in the case of a continuing Event of Default specified in Clause (1) of Section 5.1 of the Indenture, the Outstanding Notes of this series or (B) in the case of a continuing Event of Default other than the Event of Default specified in Clause (1) of Section 5.1 of the Indenture, the Outstanding Notes of all series affected by such Event of Default. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium or (subject to Section 3.8 of the Indenture) interest hereon on or after the respective due dates expressed herein in accordance with Article 29 of the Negotiable Obligations Law or otherwise.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium, interest and Additional Amounts on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

10.         Notes under Argentine Law

The Notes will constitute “Obligaciones Negociables” under Argentine Law No. 23,576, as amended by Argentine Law No. 23,962 (the “Negotiable Obligations Law”), Joint Resolution No. 470-1738/2004, as amended by Joint Resolution No. 500-2222/2007 (the “Joint Resolution”), Argentine Law No. 26,831 and Federal Resolution No. 622/13 issued by the CNV, as amended and supplemented, and the Argentine Tax Authority, and any other applicable Argentine laws and regulations, and are entitled to the benefits set forth therein and subject to the procedural requirements thereof. In particular, pursuant to Article 29 of the Negotiable Obligations Law, in the event of a default by the Company in the payment of any amount due under any Note, such Holder of Notes will be entitled to initiate summary judicial proceedings (“acción ejecutiva”) in Argentina to recover payment of any such amount.

11.         Ranking

The Notes will constitute direct, unsecured, unsubordinated and general obligations of the Company and will rank at all times at least pari passu with all other unsecured and unsubordinated Indebtedness of the Company, present and future, and without preference among themselves (other than Indebtedness ranking senior thereto by statute or operation of law).

12.         Governing Law; Consent to Jurisdiction and Service of Process

The Negotiable Obligations Law shall govern the requirements for the Notes to qualify as obligaciones negociables (“negotiable obligations”) thereunder. The Negotiable Obligations Law, together with the Argentine Companies Law No. 19,550, as amended, the Argentine Law No. 26,831 and Federal Resolution No. 622/13 issued by the CNV, as amended and supplemented, and the Joint Resolution N° 470-1738/2004 as amended by Joint Resolution N° 500-2222/2007 issued by the CNV and the Argentine Administración Federal de Ingresos Públicos (the Argentine Tax Authority) and other applicable Argentine laws and regulations shall govern the Company’s capacity and corporate authorization to execute and deliver the Notes, the offering of the Notes in Argentina and matters relating to meetings of Holders. All other matters with respect to the Notes and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

The Company irrevocably consents to the non-exclusive jurisdiction of any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City, New York, United States, and any appellate court from any thereof, or any Argentine court sitting in Buenos Aires, Argentina, including the ordinary courts for commercial matters and, if the Notes are listed on the BYMA, the Tribunal de Arbitraje General de la Bolsa de Comercio de Buenos Aires (Permanent Arbitral Tribunal of the BYMA) under the provisions of Article 46 of Argentine Law No. 26,831 and waives any immunity from the jurisdiction of such courts over any suit, action or proceeding that may be brought in connection with the Indenture or the Notes. The Company irrevocably waives, to the fullest extent permitted by law, any objection to any such suit, action, or proceeding that may be brought in connection with the Indenture or the Notes in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. The Company agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and may be enforced in any court to the jurisdiction of which the Company or its assets or properties is subject by a suit upon such judgment; provided that service of process is effected upon the Company in the manner provided by the Indenture.

The Company agrees that service of all writs, process and summonses in any suit, action or proceeding brought in connection with the Indenture or the Notes against the Company (a) in any court of the State of New York or any United States federal court sitting in the Borough of Manhattan, New York City may be made upon C T Corporation System at 111 Eighth Avenue, New York, New York 10011, whom the Company irrevocably appoints as its authorized agent for service of process and (b) in any competent court in Argentina or in the arbitrators’ tribunal of the BYMA in Argentina, may be made at the Company’s legal domicile at Don Bosco 3672, 5th floor, (C1206ABF) Buenos Aires, Argentina. The Company represents and warrants that C T Corporation System has agreed to act as the Company’s agent for service of process. The Company agrees that such appointment shall be irrevocable so long as any of the Notes remain Outstanding or until the irrevocable appointment by the Company of a successor in the State of New York as its authorized agent for such purposes and the acceptance of such appointment by such successor. The Company further agrees to take any and all action, including the filing of any and all documents and instruments, which may be necessary to continue such appointment in full force and effect as aforesaid. If C T Corporation System shall cease to act as the Company’s agent for service of process, the Company shall appoint without delay another such agent and provide notice to the Trustee of such appointment. With respect to any such action in any court of the State of New York or any United States federal court in the Borough of Manhattan, New York City, service of process upon C T Corporation System, as the authorized agent for the Company for service of process and written notice of such service to the Company, shall be deemed, in every respect, effective service of process upon the Company.

Nothing in the two preceding paragraphs shall affect the right of any party to serve legal process in any other manner permitted by law or affect the right of any party to bring any action or proceeding against any other party or its property in the courts of other jurisdictions.

13.         Currency Indemnity

Any amount received or recovered in respect of the Notes in a currency other than the currency specified in the Notes (the “Specified Currency”) (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in respect of the bankruptcy, liquidation or dissolution of the Company or otherwise) by any Holder of Notes in respect of any sum expressed to be due to it from the Company shall only constitute a discharge of the Company to the extent of the Specified Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).  If that Specified Currency amount is less than the Specified Currency amount expressed to be due to the recipient under any Note, the Company shall indemnify such recipient against any loss sustained by it as a result, and in any event, the Company shall indemnify the recipient against the cost of making any such purchase.  For the purposes of this paragraph, it shall be sufficient for the Holder to certify in a manner reasonably satisfactory to Company (indicating the sources of information used) that it would have suffered a loss had an actual purchase of Specified Currency been made with the amount so received in that other currency on the date of receipt or recovery (or, if a purchase of Specified Currency on such date had not been practicable, on the first date on which it would have been practicable, it being required that the need for a change of date be certified in the manner mentioned above).  These indemnities constitute a separate and independent obligation of the Company from its other obligations, shall give rise to a separate and independent cause of action, shall apply irrespective of any waiver granted by any Holder and shall continue in full force and effect despite any other judgment, order, claim or proof for a liquidated amount in respect of any sum due under any Note or any other judgment or order.

14.         Registration, Registration of Transfer and Exchange Generally

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Note Register, upon surrender of this Note for registration of transfer at the office of the Co-Registrar or Registrar, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Co-Registrar or Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Notes of this series are issuable only in registered form without coupons in denominations of U.S.$150,000 and integral multiples of $1,000 thereafter. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

The Company will furnish to any Holder upon written request and without charge a copy of the Indenture.  Requests may be made to:

Transportadora de Gas del Sur S.A.
Don Bosco 3672, 5th floor (C1206ABF)
Buenos Aires, Argentina
Attention:  Leandro Perez Castaño

TRANSFER NOTICE

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification N°

Please print or typewrite name and address including zip code of assignee this Note and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer said Note on the books of the Company with full power of substitution in the premises.

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